EXHIBIT (A)(7)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

I.   GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
     PAYER

     Social Security Numbers have nine digits separated by two hyphens (i.e. , 000-00-0000). Employer Identification Numbers have nine digits separated by only one hyphen (i.e., 00-0000000). The table below will help determine the number to give the payer.

     You must enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number ("ITIN"). Enter it in the social security number box. If you do not have an ITIN, see HOW TO GET A TIN below.

         If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, using your EIN may result in unnecessary notices to the person requesting your TIN.

                                                                         GIVE THE TAXPAYER
FOR THIS TYPE OF ACCOUNT:                                                IDENTIFICATION NUMBER OF:
------------------------                                                 ------------------------
1.       An individual's account                                         The individual
2.       Two or more individuals (joint account)                         The actual owner of the account or, if
                                                                         combined funds, the first individual on the
                                                                         account *(a)
3.       Custodian account of a minor (Uniform Gift to Minors Act)       The minor *(b)
4.       a.       The usual revocable savings trust account              The grantor - trustee *(a)
                  (grantor is also trustee)
         b.       So-called trust account that is not a legal or valid   The actual owner *(a)
                  trust under State law
5.       Sole proprietorship account                                     The owner *(c)
6.       A valid trust, estate, or pension trust                         The legal entity (Do not furnish the
                                                                         identifying number of the personal
                                                                         representative or trustee unless the legal
                                                                         entity itself is not designated in the
                                                                         account title.) *(d)
7.       Corporate account                                               The corporation
8.       Religious, charitable, or educational organization account      The organization
9.       Partnership                                                     The partnership
10.      Association, club, or other tax-exempt organization             The organization
11.      A broker or registered nominee                                  The broker or nominee
12.      Account with the Department of Agriculture in the name of a     The public entity
         public entity (such as a State or local government, school district, or prison) that receives agricultural program
         payments

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*(a)  List first and circle the name of the person whose number you furnish.
*(b) Circle the minor's name and furnish the minor's social security number. *(c) Show the name of the owner. You may also enter your business name.
      You may use your Social Security or
      Employer Identification Number.
*(d) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

II.      PURPOSE OF FORM.

     A person who is required to file an information return with the IRS must get your correct TIN to report, for example, income paid to you, real estate transactions, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. Use Form W-9 to give your correct TIN to the person requesting your TIN and, when applicable, (1) to certify the TIN you are giving is correct (or you are waiting for a number to be issued), (2) to certify you are not subject to backup withholding, or (3) to claim exemption from backup withholding if you are an exempt payee.

NOTE: If a requester gives you a form other than a W-9 to request your TIN, you must use the requester's form if it is substantially similar to Form W-9.

III.     WHAT IS BACKUP WITHHOLDING?

     Persons making certain payments to you must withhold and pay to the IRS 31% of such payments under certain conditions. This is called "backup withholding." Payments that could be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

     If you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return, payments you receive will not be subject to backup withholding. Payments you receive will be subject to backup withholding if:


     1. You do not furnish your TIN to the requester, or

     2. The IRS tells the requester that you furnished an incorrect TIN, or

     3. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

     4. You do not certify to the requester that you are not subject to backup withholding under 3 above (for reportable interest and dividend accounts opened after 1983 only), or

     5. You do not certify your TIN.

Certain payees and payments are exempt from backup withholding and information reporting. See below.

IV.      OBTAINING A NUMBER

     If you don't have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

V.       PAYEES EXEMPT FROM BACKUP WITHHOLDING

     Payees specifically exempted from backup withholding on ALL payments include the following:

     o    A corporation.

     o    A financial institution.

     o An organization exempt from tax under Section 501(a) (all Section references refer to the Internal Revenue Code of 1986, as amended), or an individual retirement plan.

     o    The United States or any agency or instrumentality thereof.

     o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

     o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

     o An international organization or any agency, or instrumentality thereof.

     o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

     o    A real estate investment trust.

     o    A common trust fund operated by a bank under Section 584(a).

     o An exemption charitable remainder trust, or a non-exempt trust described in Section 4947(a)(1).

     o An entity registered at all times under the Investment Company Act of 1940.

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

     o    A foreign central bank of issue.

VI.      PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

     o    Payments to nonresident aliens subject to withholding under Section
          1441.

     o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

     o Payments of patronage dividends where the amount received is not paid in money.

     o Payments made by certain foreign organizations. Payments of interest not generally subject to backup withholding include the following:

     o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

     o Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

     o    Payments described in Section 6049(b)(5) to nonresident aliens.

     o    Payments on tax-free covenant bonds under Section 1451.

     o    Payments made by certain foreign organizations.

     Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER OR IF EXEMPT, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER AND SIGN AND DATE THE FORM.

     Certain payments other than interest dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6045, and 6050A.

     PRIVACY ACT NOTICE. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

VII.     PENALTIES

           o PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

           o CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.00.

           o CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

           o MISUSE OF TINS. If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

          FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.

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